Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report on the consolidated financial statements of ADDvantage Technologies Group, Inc. (“the Company”) as of September 30, 2008 and 2007, and for each of the three years ended September 30, 2008, dated December 17, 2008, included in this Form 10-K Annual Report of the Company into its previously filed Registration Statement on Form S-8 (File Number 333-110645).

/s/ HOGAN & SLOVACEK

December 17, 2008
Tulsa, Oklahoma